                                                                 EXHIBIT H(1)(F)


                                AMENDMENT NO. 5
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Master Administrative Services Agreement (the "Agreement"), dated May 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware business trust, is hereby amended as follows:

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

               PORTFOLIOS                         EFFECTIVE DATE OF AGREEMENT
               ----------                         ---------------------------
      AIM V.I. Aggressive Growth Fund                      May 1, 2000
      AIM V.I. Balanced Fund                               May 1, 2000
      AIM V.I. Basic Value Fund                            September 10, 2001
      AIM V.I. Blue Chip Fund                              May 1, 2000
      AIM V.I. Capital Appreciation Fund                   May 1, 2000
      AIM V.I. Capital Development Fund                    May 1, 2000
      AIM V.I. Core Equity Fund                            May 1, 2000
      AIM V.I. Dent Demographic Trends Fund                May 1, 2000
      AIM V.I. Diversified Income Fund                     May 1, 2000
      AIM V.I. Global Utilities Fund                       May 1, 2000
      AIM V.I. Government Securities Fund                  May 1, 2000
      AIM V.I. Growth Fund                                 May 1, 2000
      AIM V.I. High Yield Fund                             May 1, 2000
      AIM V.I. International Growth Fund                   May 1, 2000
      AIM V.I. Large Cap Growth Fund                       [           , 2003]
      AIM V.I. Mid Cap Core Equity Fund                    September 10, 2001
      AIM V.I. Money Market Fund                           May 1, 2000
      AIM V.I. New Technology Fund                         May 1, 2001
      AIM V.I. Premier Equity Fund                         May 1, 2000
      AIM V.I. Small Cap Equity Fund                       [           , 2003]

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  ____________, 2003

                                             A I M ADVISORS, INC.


Attest: _______________________________      By: _______________________________
        Assistant Secretary                      President

(SEAL)


                                             AIM VARIABLE INSURANCE FUNDS


Attest: _______________________________      By: _______________________________
        Assistant Secretary                      President

(SEAL)


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